SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OF 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 27, 2007

Sunrise Telecom Incorporated
(Exact name of registrant as specified in its charter)

Delaware	000-30757	77-0291197
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

302 Enzo Drive, San Jose, California	95138
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code  (408) 363-8000

Not Applicable
(Former name or former address if changed since last report)

Item 7.01 Regulation FD Disclosure

On September 27, 2007 the Company issued a press release providing an update on the status of its filings with the Securities and Exchange Commission (the "SEC"). A copy of this press release is attached as Exhibit 99.1 to this report.

The Company announced that it expects to begin filing its past due reports with the SEC during the month of October, with the goal of becoming current with its SEC periodic reporting obligations by the end of November. Sunrise Telecom also stated that it plans to convene its Annual Meeting of Stockholders shortly after it is current again.

In accordance with General Instruction B.2, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall be deemed "furnished", not "filed", for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

Number	Description

99.1	Press Release issued by the Company on September 27, 2007 providing an update on the status of its filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNRISE TELECOM INCORPORATED (Registrant)

Date: October 3, 2007	By:	/s/ RICHARD D. KENT
Richard D. Kent Chief Financial Officer

EXHIBIT INDEX

Number	Description

99.1	Press Release issued by the Company on September 27, 2007 providing an update on the status of its filings with the Securities and Exchange Commission..

Sunrise Telecom Incorporated
Richard D. Kent                                                    Kate Sidorovich
Chief Financial Officer                                                    Investor Relations
(408) 363-8000                                                     (415) 445-3236

Sunrise Telecom(R) Provides an Update on the Status of SEC Filings

SAN JOSE, Calif., Sept. 27 -- Sunrise Telecom(R) Incorporated (OTC Pink Sheets: SRTI), a leader in test and measurement solutions for today's telecom, wireless and cable networks, today issued a statement providing an update on the status of its filings with the Securities and Exchange Commission (the "SEC").

The Company announced that it now expects to begin filing its past due reports with the SEC during the month of October, with the goal of becoming current with its SEC periodic reporting obligations by the end of November. Sunrise Telecom also stated that it plans to convene its Annual Meeting of Stockholders shortly after it is current again.

"While we are behind our original target to become current with the SEC reporting requirements by the end of the third quarter, we are in the final stages of the process. Our filings for fiscal years 2005 and 2006 have been through several review cycles and are getting close to completion," said Sunrise Telecom President and CEO, Paul Marshall. "Our entire team looks forward to putting this issue behind us so that we can dedicate our full attention to operations and strategy. We understand the importance of providing complete transparency into our financial and operating performance and will resume our practice of quarterly earnings calls, once we are current with our SEC reports."

Separately, Sunrise Telecom announced that it has reached an agreement in principle to settle its outstanding litigation against VeEX, Inc. and its principals and several other former employees. The company expects to see reduced legal expenditures in the fourth quarter as a result of ending the litigation.

About Sunrise Telecom Incorporated

Sunrise Telecom develops high-quality communications test and measurement solutions for today's telecom, cable and wireless networks. The company's robust portfolio of feature-rich, easy-to-use products enable service providers to deliver premium voice, video, data and next-generation digital multimedia services quickly, reliably, and cost-effectively. Based in San Jose, California, Sunrise Telecom distributes its products through a direct sales force and a global network of sales representatives and distributors. For more information, visit http://www.sunrisetelecom.com or email info@sunrisetelecom.com.

NOTE: Sunrise Telecom is a registered trademark of Sunrise Telecom Incorporated. All other trademarks mentioned in this document are the property of their respective owners.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933, including, but not limited to, statements concerning Sunrise Telecom's expectations of becoming current in its SEC reporting obligations and setting a date for an Annual Meeting of Stockholders and reducing legal expenditures associated with litigation. These forward-looking statements are subject to many risks and uncertainties that could cause actual results to differ materially from those projected. Specific factors that may cause results to differ include the results of Sunrise Telecom's review of its stock option grant practices and the corresponding timing for filing its restated financial statements; other accounting adjustments that may result from review of Sunrise Telecom's financial statements; the ramifications of Sunrise Telecom's inability to file required reports with the SEC on a timely basis; any potential claims or proceedings related to such matters, including stockholder litigation and any action by the SEC; any negative tax or other implications for Sunrise Telecom resulting from accounting adjustments associated with the restatement; and other factors. Some of these risks and uncertainties are described in more detail in Sunrise Telecom's reports filed with the SEC, including, but not limited to, its 2004 Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q for the periods ended March 31, 2005 and June 30, 2005. Sunrise Telecom assumes no obligation to update the forward-looking statements included in this press release.

SOURCE Sunrise Telecom Incorporated

CONTACT: Kate Sidorovich, Investor Relations, +1-415-445-3236,

ksidorovich@sunrisetelecom.com, or Richard D. Kent, Chief Financial Officer,

+1-408-363-8000, both of Sunrise Telecom Incorporated